Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-162664, 333-165668, 333-169884, 333-193696, 333-202733, 333-208373, 333-214387, 333-217736 and 333-232779 on Form S-8 of our reports dated February 14, 2020, relating to the financial statements of LogMeIn, Inc. and subsidiaries and the effectiveness of LogMeIn, Inc. and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K of LogMeIn, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 14, 2020